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June 24, 1998

Mettler-Toledo International Inc.
Im Langacher
P.O. Box MT-100
CH 8606 Greifensee, Switzerland

Ladies and Gentlemen:

      We are acting as special counsel to Mettler-Toledo International Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-3 (Registration No. 333-51925) (the "Registration Statement") pertaining to the registration of a proposed offering of up to 11,500,000 shares (the "Selling Shareholder Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), which are proposed to be offered to the public by certain shareholders of the Company. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

      For purposes of this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinions, we have relied upon certificates and statements of public officials and officers or representatives of the Company and of others.

      Based upon the foregoing and subject to the limitations set forth herein, it is our opinion that the Common Stock has been duly authorized and the Selling Shareholder Shares have been duly and validly issued and are fully paid and nonassessable.


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Mettler-Toledo International Inc                                   June 24, 1998

      This opinion is limited to the General Corporation Law of the State of Delaware.

      We hereby consent to the filing of this opinion as an exihibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectuses forming part of the Registration Statement to the extent that a "Legal Matters" section is included in such Prospectuses. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act.



                                       Very truly yours,

                             FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                             By: ------------------------------------
                                          Timothy E. Peterson